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                                                                      Exhibit 11

                        Capitol Communities Corporation
                       Computation of Earnings Per Share

                                   UNAUDITED

                                                                       Three Months Ended
                                                                           December 31,
                                                                 1999                     1998
                                                      ------------------          -----------------
Shares Outstanding Beginning of Period                         4,090,361                  6,924,500

Shares Issued During Period:
                October 1, 1998                                                              60,000
                October 15, 1998                                                            (32,305)
                December 15, 1998                                                            20,000
                                                      ------------------          -----------------
Total Outstanding                                              4,090,361                  6,972,195

Weighted average number of shares outstanding                  4,090,361                  6,960,288

Shares deemed outstanding from assumed
exercise of stock options                                              -                          -
                                                      ------------------          -----------------
Total                                                          4,090,361                  6,960,288
                                                      ==================          =================

Earnings (loss) applicable to common shares                   $ (873,685)               $(1,033,309)
                                                      ==================          =================

Earnings (loss) per share of common stock                     $  (0.214)                $    (0.148)
                                                      ==================          =================
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